8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

EXHIBIT 99.1

The CATO Corporation

NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

John R. Howe

Executive Vice President

Chief Financial Officer

704-551-7315

CATO

REPORTS 1Q NET INCOME

CHARLOTTE, N.C. (May 20, 2021)

–– The Cato Corporation (NYSE: CATO)

today reported net
income of $20.7 million or $0.92 per diluted share for the first quarter ended May 1, 2021, compared to a net loss of $28.4 million or ($1.19) per diluted share for the first quarter ended May 2, 2020.

Sales for fiscal 2020 were significantly impacted by the closure of our stores for six weeks due to the
COVID-19 pandemic, beginning March 19, 2020. Due to the impact of the unprecedented closures, the Company will report sales compared to each of the past two years.

Sales for the first quarter
were $211.2

million, or an increase of 114% from sales of $98.8 million for the first quarter ended
May 2, 2020.

Compared to the same period in 2019, sales decreased 7% from sales of $228.3 million for the quarter ended May 4, 2019. The Company’s same-store sales for the quarter increased
111%

compared to 2020 and decreased 8% when compared to the same period in 2019.

“We

remain cautiously optimistic about the remainder of the year as we see customer traffic improve, states continue to lift capacity limits as more people are vaccinated, the comfort level with venturing out to social events increases and people prepare to return to work,”

stated John Cato, Chairman,
President, and Chief Executive Officer.

“We do anticipate the beneficial effects of stimulus funds on the economy to taper off in the near future and retail to continue to be negatively impacted by global supply chain challenges.”

Gross margin increased from 15.4% to 41.5% of sales in the quarter due to higher merchandise margins.

SG&A expenses as a percent of sales decreased from 53.1% to 29.9% of sales during the quarter primarily due to leveraging of expenses as a result of normalized sales and a $5.3 million non-cash impairment charge in the prior year, partially offset by higher incentive compensation. Tax
impact for the quarter was a $3.1 million expense versus a $9.1 million benefit in the prior year due to the pre-tax loss.

The Company ended the quarter with unrestricted cash and short-term investments of $183.2 million, with no borrowings outstanding on its revolving line of credit compared to $117.8 million for the same period in 2020, net of $30 million drawn on its line of credit.

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

During the first quarter ended May 1, 2021, the Company permanently closed 5 stores.

As of May
1, 2021, the Company has 1,325 stores in 32 states, compared to 1,300 stores in 31 states as of May
2, 2020.

“Our healthy cash position, no debt and actions taken to preserve capital contributed to Cato’s ability to weather a year like 2020,” Mr. Cato said.

“And the hard work and dedication of our associates and
the loyalty of our customers is allowing us to regain ground lost during 2020.

Our priority, in addition
to providing a safe shopping environment, is to provide fashion and outstanding customer service at a great value to our customers.”

“As the effects of the pandemic remain ongoing,

there still remains a high level of uncertainty as to
their continued impact on the retail industry as a whole. The lingering effects of the prolonged supply chain disruption are also a concern,” shared Mr. Cato.

“In light of these uncertainties, we remain
cautiously optimistic about the remainder of the year.

However, should our strong start continue
through the first half, we expect to revisit store development opportunities and other projects suspended due to COVID.”

The Cato

Corporation is a

leading specialty

retailer of

value-priced fashion apparel

and accessories
operating three

concepts, “Cato,”

“Versona” and

“It’s Fashion.”

The Company’s

Cato stores

offer
exclusive merchandise

with fashion

and quality

comparable to

mall specialty

stores at

low prices
every day.

The Company

also offers

exclusive merch

andise found

in its

Cato stores

at
www.catofashions.com.

Versona is

a unique

fashion destination

offering apparel

and accessories
including jewelry, handbags

and shoes at exceptional prices every day.

Select Versona merchandise
can also

be found

at www.s

hopversona.com.

It’s Fashion

offers fashion

with a

focus on

the latest
trendy styles for the entire family at low prices every day.

Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical
fact, including, without limitation, statements regarding

the Company’s expected or estimated operational

financial results,
activities or opportunities, and potential impacts and effects of the coronavirus are considered “forward-looking” within the meaning of The Private Securities Litigation Reform Act

of 1995.

Such forward-looking statements are based on current
expectations that are subject to known and unknown risks,

uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward

-looking statements.

Such factors include, but are not limited
to, any actual or perceived deterioration in the conditions

that drive consumer confidence and spending, including,

but not
limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment,
fuel, energy and food costs, wage rates, tax rates, interest rates, home values, consumer net worth and the availability

of
credit; changes in laws or regulations affecting our business including but not limited to tariffs; uncertainties regarding the
impact of any governmental action regarding, or responses

to, to the foregoing conditions; competitive factors

and pricing
pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

successfully implement our new store development strategy

to increase new store openings and the

ability of any such
new stores to grow and perform as expected; adverse weather,

public health threats (including the global coronavirus
(COVID-19) outbreak) or similar conditions that may affect

our sales or operations; inventory risks due to shifts

in market
demand, including the ability to liquidate excess inventory

at anticipated margins; and other factors discussed under

“Risk
Factors” in Part I, Item 1A

of the Company’s most recently filed annual report

on Form 10-K

and in other reports the
Company files with or furnishes to the SEC from time to

time.

The Company does not undertake to publicly update

or
revise the forward-looking statements even if experience or future changes make it clear that the projected results
expressed or implied therein will not be realized. The Company is not responsible for any changes made to this press
release by wire or Internet services.

# # #

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

THE CATO CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED MAY 1, 2021 AND MAY

2, 2020

(Dollars in thousands, except per share data)

Quarter Ended
May 1, %
May 2,
%
2021

Sales
2020

Sales
REVENUES

Retail sales
$ 211,234 100.0%
$ 98,813 100.0%

Other revenue (principally finance,

late fees and layaway charges)
1,851 0.9%
1,919 1.9%

Total revenues
213,085 100.9%
100,732 101.9%
GROSS MARGIN (Memo) 87,559 41.5%
15,216 15.4%
COSTS AND EXPENSES, NET

Cost of goods sold
123,675 58.5%
83,597 84.6%

Selling, general and administrative
63,237 29.9%
52,511 53.1%

Depreciation
3,042 1.4%
4,006 4.1%

Interest and other income
(663) -0.3%
(1,851) -1.9%

Cost and expenses, net
189,291 89.6%
138,263 139.9%
Income (Loss) Before Income Taxes
23,794 11.3%
(37,531) -38.0%
Income Tax (Benefit)/Expense
3,081 1.5%
(9,114) -9.2%
Net Income (Loss)
$ 20,713 9.8%
$ (28,417) -28.8%
Basic Earnings Per Share
$ 0.92
$ (1.19)
Diluted Earnings Per Share
$ 0.92
$ (1.19)

8100 Denmark Road
P.O.

Box 34216
Charlotte, NC

28234
(704) 554-8510

THE CATO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
May 1,
January 30,
2021
2021
(Unaudited)
(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents

$
22,276
$
17,510
Short-term investments

160,897
126,416
Restricted cash

3,918
3,918
Accounts receivable - net
55,140
52,743
Merchandise inventories

84,849
84,123
Other current assets
5,978
5,840
Total Current Assets

333,058
290,550
Property and Equipment – net

69,925
72,550
Noncurrent Deferred Income Taxes
5,726
5,685
Other Assets

23,350
22,850
Right-of-Use Assets, net
185,861
199,817

TOTAL
$
617,920
$
591,452
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
$
144,172
$
118,513
Current Lease Liability
58,385
63,421
Noncurrent Liabilities
20,327
19,705
Lease Liability
133,153
143,315
Stockholders' Equity
261,883
246,498

TOTAL
$
617,920
$
591,452